                                                                                        Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement (this “Agreement”), dated as of March 20, 2006, is by and between SIGA Technologies, Inc., a Delaware corporation with an address at 420 Lexington Avenue, Suite 408, New York, New York 10170 (the “Debtor”), and PharmAthene, Inc., a Delaware corporation with an address at 175 Admiral Cochrane Drive, Suite 101, Annapolis, Maryland 21401 (the “Holder”).

WITNESSETH

A. The Holder has agreed to purchase certain notes (“Notes”) from the Debtor under the terms and conditions set forth in that certain Note Purchase Agreement between the Holder and the Debtor of even date herewith (the “Purchase Agreement”).

B. It is a condition to the effectiveness of the Purchase Agreement that the Debtor provide a security interest to the Holder in certain of its assets under the terms and conditions of this Agreement to secure its obligations thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

SECTION I
DEFINITIONS AND OTHER PROVISIONS

1.01 Certain Defined Terms

The following terms have the following meanings:

“Accounts” means all rights to the payment of money for goods sold or leased or for services rendered by the Debtor whether in form of accounts receivable, contract rights, chattel paper, instruments, notes, bills, acceptances, general intangibles and other forms of obligations relating to such rights, together with any property evidencing or relating to such rights, including, without limitation, all books, records, invoices, magnetic tapes, processing software, processing contracts (such as contracts for computer time and services) and any other rights or property of the Debtor that is an “account” within the meaning of the UCC.

“Chattel Paper” means all chattel paper, as that term is defined in the UCC, including without limitation any writings which evidence both a monetary obligation and a security interest in or a lease of specific goods.

“Collateral” means all tangible and intangible personal property of Debtor including without limitation all Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Intellectual Property and Letters of Credit whether presently owned or hereafter acquired together with all supporting obligations with respect thereto and all Proceeds thereof, provided, however, that the Collateral shall not include the property that is subject to the security interest granted in the GE Capital Loan Agreement, which property is listed on Schedule A hereto and provided further that the Collateral shall not include those Material License

Agreement rights that are listed on Schedule 1.01(b), in which the grant to the Holder of a security interest in those Material License Agreements would result in a breach of the terms thereof.

“Commercial Tort Claims” means tort claims of the Debtor arising from time to time including the commercial tort claims listed on Schedule B.

“Deposit Accounts” means all demand, time, savings, passbook or like accounts maintained with a bank, savings and loan association, credit union or like organization including an account evidenced by a certificate of deposit.

“Documents” means all documents, as that term is defined in the UCC, including but not limited to documents of title (as that term is defined in the UCC) and any and all receipts of the kind described in Article 7 of the UCC.

“Equipment” means all machinery, apparatus, equipment, fittings and other tangible personal property (other than Inventory) of every kind and description owned by the Debtor, whether or not affixed to realty, including without limitation, all motor vehicles, trucks, trailers, handling and delivery equipment, cranes, hoisting equipment, fixtures, office machines and furniture, together with all accessions, replacements, rights under any manufacturer’s warranties relating to the foregoing and any other rights or property of the Debtor that is equipment within the meaning of the UCC.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“GE Capital Agreement” means the Master Security Agreement between General Electric Capital Corporation and Debtor, dated as of April 29, 2005.

“General Intangibles” means all general intangibles, as that term is defined in the UCC, including, without limitation, all choses in action, causes in action, designs, plans, goodwill, all intellectual property and tax refunds.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Instruments” means instruments, as that term is defined in the UCC, including without limitation bills of exchange, notes and all negotiable instruments, all certificated securities, all certificates of deposit and any other writing which evidences a right to payment of money and is a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment.

“Intellectual Property” means each patent, patent application, copyright registration or application therefore, mask work registration or application therefore, and trademark, trademark application, trade name, service mark and domain name registration or application therefore owned by the Corporation, licensed by the Corporation or otherwise used by the Corporation, whether presently owned or hereafter acquired, including, without limitation, those listed on Schedule 1.01(a) and Schedule 1.01(b) attached hereto, all proceeds thereof, all rights corresponding thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the recordings and applications therefore.

“Inventory” means all goods intended for sale or lease by the Debtor, of every nature, kind and description wherever located, including without limitation raw materials, goods, work in process and finished goods and all goods returned or reclaimed from customers, together with any other rights or property of the Debtor that is inventory within the meaning of the UCC.

“Investment Property” means (i) all securities, or securities certificates or uncertificated securities representing the securities, (ii) security entitlements, (iii) securities accounts, (iv) commodity contracts, or (v) commodity accounts.

“Letters of Credit” means all letters of credit including, but not limited to, any written undertaking to pay money conditioned upon the presentation of specified documents and advances of letters of credit, and including all letters of credit rights as defined in the UCC.

“Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

“Noteholders” means at any time and from time to time, the holders of the Notes issued under the Purchase Agreement, their successor, transferees and assigns.

“Permitted Liens” means: ”: (i) Liens set forth on Schedule C, (ii) Liens currently existing as of the date of this Agreement under the GE Capital Agreement, (iii) Liens in favor of the Holder, (iii) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided that adequate reserves with respect to such taxes, fees, assessments or other government charges or levies which are being contested are maintained on the books of the Debtor, in conformity with GAAP, (v) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (vi) purchase money Liens not relating to any obligations in excess of $20,000 (A) on assets acquired or held by Debtor incurred for financing the acquisition of such assets, or (B) existing on such asset when acquired; provided that such Liens are in each case confined to the property and improvements and the proceeds of such assets, and (vii) leases or subleases and non-exclusive licenses or sublicenses, not representing obligations of the Debtor in excess of $50,000 per year, granted in the ordinary course of the Debtor’s business.

“Proceeds” means all proceeds as that term is defined in the UCC including without limitation whatever is received upon the use, lease, sale, exchange, collection, any other utilization of any disposition of any property whether or not in cash, all rental or lease payments, accounts, chattel paper, instruments, documents, general intangibles, equipment, inventory, substitutions, additions, accessions, replacements, products and renewals of, for, or to such property and all insurance therefore.

“Purchase Agreement” has the meaning assigned in the Recitals to this Agreement.

“Requirement of Law” as to any person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its material property is subject.

“Secured Obligations” means all present and future obligations of the Debtor arising under the Purchase Agreement, the Notes issued thereunder, this Agreement and any present or future obligations of the Debtor to the Holder or the Noteholders whether direct or indirect, joint or several, secured or unsecured, primary or secondary, absolute or contingent, which are due or that may become due whether contracted, acquired or arising by operation of law including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

“UCC” means the Uniform Commercial Code as effect in the State of Delaware from time to time.

1.02 Other Definitional Provisions

a. As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Subsection 1.01 shall have the respective meanings given to them under GAAP.

b. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection schedule and exhibit references are to this agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

SECTION II
SECURITY INTERESTS

2.01 Grant of Security Interest

The Debtor hereby grants to the Holder, a first lien on and a security interest in the Collateral to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

2.02 Failure to Perform Agreements

If the Debtor fails to perform or comply with any of its agreements contained herein or in the Purchase Agreement then the Holder may, on behalf of the Debtor and on five (5) days advance written notice to the Debtor, perform or comply, or otherwise cause performance or compliance with such agreement in order to provide for protection of the value of the Collateral. Debtor shall reimburse the Holder for all amounts expended in connection with such payment, performance or compliance, together with interest thereon at a rate equal to a rate per annum equal to 3% per annum, such interest to be calculated from the date of such advance to the date of repayment thereof, shall be payable by the Debtor to the Holder ten (10) business days following demand for payment by the Holder.

2.03 Holder’s Appointment as Attorney-in-Fact

Subject to the agreement of the Holder in the last sentence of this Section 2.03 and only to exercise the following rights during the existence of an Event of Default the Debtor, hereby irrevocably constitutes and appoints the Holder and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Holder’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Debtor hereby gives the Holder the power and right, on behalf of the Debtor without notice to or assent by the Debtor, to do the following:

a. to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Holder for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

b. to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefore and the costs thereof;

c. to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Holder;

d. to ask or demand for, or collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

e. to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

f. to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

g. to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

h. to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Holder may deem appropriate;

i. generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Holder were the absolute owner thereof for all purposes, and to do, at the Holder’s option and the Debtor’s expense, at any time, or from time to time, all acts and things which the Holder deems necessary to protect, preserve or realize upon the Collateral and the Security Interests thereon in order to effect the intent of this Agreement, all as fully and effectively as the Debtor might do; and

j. in connection with the sale of Collateral provided for herein, execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable during the existence of an Event of Default and shall be automatically revoked without any action on the part of the Debtor once the Event of Default giving rise to such power of attorney has been cured. The powers conferred on the Holder hereunder are solely to protect the Holder’s interest in the Collateral and shall not impose any duty upon the Holder to exercise any such powers. The Holder shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct. The Holder shall only exercise the foregoing power of attorney during the existence of an Event of Default; provided that any person relying on the authority of the Holder under this power of attorney may rely exclusively upon the representation of the Holder as to its authority hereunder and with respect to the Holder’s right to exercise the powers granted above, shall not be under any obligation to determine whether an Event of Default exists at the time the Holder attempts to exercise the powers granted above, and may disregard any claim by the Debtor to the contrary. If the Holder transfers the Notes or any portion thereof to any other parties, the Holder will provide for appropriate considerations such that any action of the Holder may be taken either by a majority in interest of the Holders or by a collateral agent to be appointed by the Holder or Holders.

SECTION III
REPRESENTATIONS AND WARRANTIES

3.01 Power and Authority

The Debtor has the power and authority to execute and deliver, to perform its obligations under, this Agreement, and to grant the security interest in and lien on the Collateral pursuant to, this Agreement. The Debtor has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and the grant of the security interest in the Collateral pursuant to this Agreement.

3.02 Title; No Other Liens

Except for Permitted Liens and as otherwise listed on Schedule D, the Debtor owns each item of Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except as may have been filed in favor of the Holder, the holders of Permitted Liens or as reflected on such schedule.

3.03 Perfected First Security Interest

To the extent that perfection may be accomplished by filing a UCC financing statement the security interests granted herein will, upon such filing, constitute a first priority perfected security interest in the Collateral in favor of the Holder enforceable against all creditors of the Debtor except the holders of Permitted Liens.

3.04 Intellectual Property.

All the Intellectual Property, if any, owned or licensed by the Debtor, used by the Debtor or in which the Debtor may have an interest and is material to the business of the Debtor is listed on Schedule 1.01(a) and Schedule 1.01(b). Each item of Intellectual Property owned by or licensed to the Debtor or in which the Debtor has a right is (i) valid, subsisting, existing, unexpired, enforceable and has not been abandoned, (ii) not the subject of any holding, decision or judgment by any Governmental Authority which would limit, cancel or question its validity, (iii) not the subject of any action or proceeding (A) seeking to limit, cancel or question its validity, or (B) which, if adversely determined, would have a material adverse effect on its value, and (iv) to the knowledge of the Debtor, the use of the Intellectual Property does not infringe upon the rights of any Person. The Debtor owns all rights to all patents relating to SIGA 246, as defined in the Purchase Agreement. None of the aspects of the use by the Debtor of SIGA 246 are subject to any license or license agreement from any third party, or, to the extent that it would adversely affect the rights of Holder hereunder, to any third party.

SECTION IV
COVENANTS

4.01 Further Documentation; Financing Statements

At any time and from time to time, upon the written request of the Holder, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Holder may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, any financing or continuation statements under the law of any jurisdiction with respect to the Liens created hereby or any Patent Assignment of Security Interest or Trademark Collateral Assignment with the United States Patent and Trademark Office with respect tot the Intellectual Property. The Debtor hereby authorizes the Holder to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law. The Debtor authorizes the Holder to execute and file, in the name of the Debtor or otherwise, UCC-1 financing statements which the Holder in its sole discretion may deem necessary or appropriate to further perfect its security interest in the Collateral. The Debtor agrees and authorizes that a carbon, photographic or other reproduction of this Agreement may be used as a financing statement for filing in any jurisdiction.

4.02 Intellectual Property.

a. Upon request of the Holder, the Debtor shall execute and deliver any and all agreements, instruments, documents, and papers as the Holder may request to evidence the Holder’s security interests in any patent, trademark or copyright and any goodwill, know-how, trade secrets and general intangibles of the Debtor relating thereto or represented thereby. The agreements evidencing the Holder's security interest in such patents, trademark or copyrights will contain terms reasonably satisfactory to the Holder.

b. The Debtor shall, consistent with its past practices, take whatever action is necessary to protect its rights in any patents, trademarks or copyrights. The Debtor (either itself or through licensees) will take all commercially reasonable steps to not allow any third party to infringe on any of its patents, trademarks or copyrights.

4.03 Maintenance

Subject to Section 4.07 herein, the Debtor will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Debtor will maintain each item of Equipment in good operating condition, ordinary wear and tear excepted, and will provide all maintenance, service and repairs necessary for such purpose.

4.04 Compliance with Laws, etc.

The Debtor will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Debtor’s business.

4.05 Payment of Obligations

The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (a) the validity thereof is being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein, and (c) such charge is adequately reserved against on the Debtor’s books in accordance with GAAP.

4.06 Limitation on Liens

The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any Lien or claim on or to the Collateral other than Permitted Liens, and will defend the right, title and interest of the Holder in and to any of the Collateral against the claims and demands of all persons other than the holders of Permitted Liens.

4.07 Limitations on Disposition of Collateral

The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, except for (a) collection of Accounts in the ordinary course of business, (b) sales of Inventory in the ordinary course of business, or (c) sales of Equipment which is obsolete and/or not of material value.

4.08 Limitations on Modifications to Accounts

The Debtor will not (a) amend, modify, terminate or waive any provision of any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of the Collateral as a whole, (b) fail to exercise promptly and diligently material rights giving rise to Accounts (other than any right of termination), or (c) fail to deliver to the Holder a copy of each material demand, notice or document received by it relating in any way to any agreement giving rise to an Account that could reasonably be expected to materially adversely affect the value of the Collateral as a whole.

4.09 Limitations on Discounts, Compromises, Extensions of Accounts

Other than in the ordinary course of business, the Debtor will not grant any extension of time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

4.10 Insurance

a. The Debtor will maintain, with financially sound and reputable companies insurance policies (i) insuring any tangible Collateral against loss by fire, explosion, theft and such other casualties as are usually insured against in the same general area by companies engaged in the same or similar business, and (ii) insuring the Debtor and the Holder against liability for personal injury and property damage relating to the Collateral.

b. Subject to the prior rights of any other holders of Permitted Liens and the other holders of any capital leases or purchase money liens and only during the existence of an Event of Default, in the event the Collateral is impaired: (i) the Debtor hereby authorizes and directs payment directly and solely to the Holder of any proceeds of any such policy of insurance; (ii) the Holder is hereby authorized to adjust and compromise any loss under any such policies and to collect and receive all such proceeds; (iii) the Holder is hereby authorized to execute and endorse in the Debtor’s name all proofs of loss, drafts, checks and other documents necessary to accomplish such collection and any person making payment to the Holder is hereby relieved from obligation to see to the application of the sums so paid.

c. After deduction from any proceeds of any such insurance of all costs and expenses incurred by the Holder in collection and handling of such proceeds, the net proceeds may be applied, at the Holder's option, either toward replacing or restoring the Collateral or as a credit against the Secured Obligations, whether matured or unmatured.

4.11 Further Identification of Collateral

The Debtor will furnish to the Holder from time to time statements and schedules but no more than twice annually further identifying and describing the Collateral and such other reports in connection with the Collateral as the Holder may reasonably request, all in reasonable detail.

4.12 Notices

The Debtor will advise the Holder promptly, in reasonable detail (a) of any Lien (other than Liens created hereby, Permitted Liens, and any other Liens permitted to exist on the Collateral under the Purchase Agreement) on, or claim asserted against, any of the Collateral in excess of $25,000; and (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

4.13 Changes in Locations, Name, etc.

The Debtor will not (a) change the location of its chief executive office/chief place of business from that specified in this Agreement or remove its books and records from the location specified in this Agreement, (b) permit any of the Inventory to be kept at a location other than those listed in this Agreement, or (c) change its name, identity or structure to such an extent that any financing statement filed by the Holder in connection with this Agreement would become seriously misleading, unless it shall have given the Holder at least 5 days prior written notice thereof.

4.14 Commercial Tort Claims

The Debtor shall notify the Holder of any Commercial Tort Claim that may arise from time to time and execute documents, including a supplementary security agreement and additional financing statements as the Holder may reasonably request so that the Holder is at all times the holder of a perfected security interest (to the extent that such security interest can be perfected by filing a UCC Statement) in such claims.

SECTION V

EVENT OF DEFAULT AND REMEDIES

5.01 Events of Default

An “Event of Default” under the terms of the Purchase Agreement shall constitute an “Event of Default” under this Agreement.

5.02 General

During the existence of an Event of Default, the Holder may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the obligations of the Debtor, all rights and remedies of a secured party upon default under the UCC.

5.03 With respect to Accounts and General Intangibles

During the existence of an Event of Default:

a. if the Holder shall so request, the Debtor shall forthwith do one or more of the following: (i) legend, in form and manner acceptable to the Holder, its books, records and documents evidencing or pertaining to its Accounts and General Intangibles with an appropriate reference to the fact that such Collateral has been assigned to the Holder and that the Holder has a security interest therein and notify any person with an obligation with respect to such Collateral of the Holder’s security interest therein, (ii) account for and transmit to the Holder, in the same form as received, all proceeds of collection of such Collateral received by the Debtor and, until so transmitted, hold the same in trust for the Holder and not commingle such proceeds with any other of its funds, (iii) deliver, at its own expense, any or all books, record or other documents relating to such Collateral to the Holder at a place designated by the Holder, and (iv) notify the obligors on such Collateral that the Accounts and General Intangibles of the Debtor have been assigned to the Holder and that payments in respect thereof shall be made directly to the Holder.

b. the Holder, without notice to, or assent by, the Debtor and in the name of the Debtor or its own name, or otherwise, may (but need not) (i) notify the obligors of any of the Debtor’s Accounts or General Intangibles to make payments thereon directly to the Holder; (ii) ask for, demand, collect, receive, compound and give acquittance for such Collateral or any part thereof; (iii) extend the time of payment for such Collateral or compromise or settle any such Collateral for cash, credit or otherwise, and upon any terms and conditions; (iv) endorse the name of the Debtor on any check, draft or other order or instrument for the payment of moneys payable to the Debtor which has been issued in respect of such Collateral; (v) file any claims and commence, maintain or discontinue any action, suits or other proceedings deemed by the Holder necessary or advisable for the purpose of collecting or enforcing payment of any such Collateral; (vi) at the Holder’s sole discretion make test verifications of such Collateral or any portion thereof; (vii) execute any instrument and do any and all other things necessary and proper to protect and preserve and realize upon such Collateral and other rights contemplated hereby; and (viii) without obligation to resort to other security, at any time and from time to time, sell, re-sell, assign and deliver all or any of such Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and any right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery and at such price or prices and on such terms as the Holder may determine, with the proceeds thereof to be applied in the manner provided herein.

The Debtor hereby agrees that the Holder may exercise the rights and remedies provided herein and that the exercise of such rights and remedies by the Holder, including, without limitation, the sale of Accounts or General Intangibles, may be accomplished without demand, advertisement or notice (except as required by law) all of which (to the extent permitted by law) are hereby expressly waived. If any notice of a proposed sale or other disposition of such Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Holder shall not be obligated to make any sale regardless of notice of sale having been given. The Holder may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Holder shall not be obligated to take any action authorized by this section, but in the event that the Holder elects to take any such action, it shall not be responsible to the Debtor except for its willful misconduct.

5.04 As to Inventory and Equipment

During the existence of an Event of Default:

a. upon notice to such effect, the Debtor shall deliver, at Debtor’s own expense, any or all Inventory and Equipment to the Holder at a place designated by the Holder;

b. take possession of any or all Inventory and Equipment and, for that purpose, enter, with the aid and assistance of any person or persons, any premises where the Collateral, or any part thereof, is, or may be, placed or assembled, and remove any of the same;

c. execute any instrument and do all other things necessary and proper to protect and preserve and realize upon such Collateral and other rights contemplated hereby; and

d. without obligation to resort to other security, at any time and from time to time, sell, assign and deliver at the same or different times, all right, title, interest or claim of the Debtor in such Collateral, and any right of redemption thereof, at public or private sale, in one or more parcels, for cash, upon credit or for future delivery, and at such price or prices and on such terms as the Holder may determine.

The Debtor hereby agrees that the exercise by the Holder of the rights and remedies under this section, including, without limitation, sale of Inventory or Equipment may be accomplished without demand, advertisement or notice (except as required by law), all of which (to the extent permitted by law) are hereby expressly waived. If any notice of a proposed sale or other disposition shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Holder shall not be obligated to make any sale regardless of notice of sale having been given. The Holder may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

The Holder may offer any Inventory or Equipment for sale in its then present condition and has no duty to repair or clean the Collateral prior to sale and the failure to make such repairs or clean the Collateral shall not effect the commercial reasonableness of the sale. The Holder may disclaim all warranties including warranties of title, possession, quiet enjoyment, merchantability, fitness for a particular and any such disclaimer shall not effect the commercial reasonableness of the sale. The Holder shall not be obligated to take any of the action authorized by this section, but in the event that the Holder elects to take any such action, it shall not be responsible to the Debtor except for its willful misconduct.

5.05 As to Instruments, Chattel Paper and Investment Property

During the existence of an Event of Default, subject to the prior rights of any other holders of Permitted Liens:

a. if the Holder shall so request, the Debtor shall forthwith do one or more of the following: (i) legend, in form and manner acceptable to the Holder, the Debtor’s books, records and documents evidencing or pertaining to any Instruments, Chattel Paper or Investment Property with an appropriate reference to the fact that such assets have been assigned to the Holder and that the Holder has a security interest therein and notify any person with an obligation with respect to such Collateral of the Holder’s security interest therein, (ii) account for and transmit to the Holder, in the same form as received, all proceeds of collection of such Collateral received by it and, until so transmitted, to hold the same in trust for the Holder and not commingle such proceeds with any other of its funds, (iii) deliver, at its own expense, any or all books, records or other documents relating to such Collateral to the Holder at a place designated by the Holder, and (iv) notify the obligors on such Collateral that such assets have been assigned to the Holder and that payments in respect thereof shall be made directly to the Holder.

b. the Holder, without notice to, or assent by, the Debtor and in the name of the Debtor or its own name, or otherwise, may (but need not) (i) notify the obligors of any of the Debtor’s Instruments, Chattel Paper or Investment Property to make payments thereon directly to the Holder; (ii) ask for, demand, collect, receive, compound and give acceptance for the such Collateral or any part thereof; (iii) extend the time of payment for such Collateral or compromise or settle any such Collateral for cash, credit or otherwise, and upon any terms and conditions; (iv) endorse the name of the Debtor on any check, draft or other order or instrument for the payment of moneys payable to the Debtor which has been issued in respect of such Collateral; (v) file any claims and commence, maintain or discontinue any action, suits or other proceedings deemed by the Holder necessary or advisable for the purpose of collecting or enforcing payment of any such Collateral; (vi) at the Holder’s sole discretion make test verifications of such Collateral or any portion thereof; (vii) execute any instrument and do any and all other things necessary and proper to protect and preserve and realize upon such Collateral and other rights contemplated hereby; and (viii) without obligation to resort to other security, at any time and from time to time, sell, re-sell, assign and deliver all or any such Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and any right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery and at such price or prices and on such terms as the Holder may determine, with the proceeds thereof to be applied in the manner provided herein.

The Debtor hereby agrees that the Holder may sell such Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Holder may deem satisfactory. The Holder may be the purchaser of any or all of the Collateral so sold at any public sale. The Debtor covenants and agrees that it will execute and deliver such documents and take such other action as the Holder deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Holder shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor which may be waived, and the Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Debtor further acknowledges that the Holder may deem it impracticable to effect a public sale of any part of the securities included in the Collateral, and therefore authorizes the Holder in connection with any such private sale, if the Holder deems it advisable to do so, (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such securities, (ii) to cause to be placed on certificates for any or all of the Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Holder deems necessary or advisable in order to comply with said Act or any other law. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Holder may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Holder may determine. The Holder shall not be obligated to make any such sale pursuant to any such notice. The Holder may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Holder until the selling price is paid by the purchaser thereof, but the Holder shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

5.06 Application of Proceeds; Deficiency

a. The Holder shall apply the net proceeds of any such collection, realization or sale, after deducting all reasonable costs and expenses of every kind incurred thereinor incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Holder hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations pro rata in proportion to the amounts owed to each of the holders, and only after such application and after the payment by the Holder of any other amount required by any provision of law, need the Holder account for the surplus, if any, to the Debtor.

b. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and disbursements of any attorneys employed by the Holder to collect such deficiency.

SECTION VI
MISCELLANEOUS

6.01 Limitations on Rights and Obligations

Notwithstanding any of the terms of this Agreement to the contrary, each of the rights of the Holder and the obligations of the Debtor are subject to the rights of the holders of Permitted Liens described herein.

6.02 Amendments and Waivers

The Debtor and the Holder may, from time to time, enter into written waivers, amendments, supplements or modifications hereto for the purpose of adding any provision to this Agreement or enter into written instruments waiving any of the requirements of this Agreement or any Event of Default and its consequences. In the case of any waiver, the Debtor shall be restored to its former positions and rights hereunder and any Event of Default waived shall be deemed to be cured and not existing; but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

6.03 Notices

Unless this Agreement specifically provides otherwise, all notices and communications under this Agreement shall be provided in accordance with the provisions of the Purchase Agreement.

6.04 No Waiver; Cumulative Remedies

No failure to exercise or delay in exercising, on the part of the Holder, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided to the Holder are cumulative and not exclusive of any rights, remedies, powers and privileges provided to the Holder by law. In accordance with this section, the Holder may exercise its rights, remedies, powers or privileges hereunder in any order it deems appropriate.

6.05 Termination; Filing of Termination Statement; Indemnification

This Agreement, any and all security interests and any and all rights and powers granted to the Holder under this Agreement shall automatically terminate and be of no further force and effect upon the earlier of the Maturity Date (as defined in the Purchase Agreement), unless an Event of Default is in existence on that date and then only until such Event of Default has been cured (the “Termination Date”). The Holder hereby irrevocably constitutes and appoints Debtor and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in place and stead of the Holder and in the name of the Holder or in its own name, immediately upon the Termination Date, for the exclusive purpose of filing (a) a Termination Statement on Form UCC 3 (or any successor form) and (b) any other documents necessary or desirable to evidence the termination of any and all security interests held by the Holder. The Debtor agrees to pay, and to hold the Holder harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (a) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, except in connection with any costs resulting from the gross negligence or willful misconduct of the Holder, or (b) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral, except in connection with any costs resulting from the gross negligence or willful misconduct of the Holder. In any suit, proceeding or action brought by the Holder under any Account for any sum owing thereunder, or to enforce any provisions of any Account, the Debtor will save, indemnify and keep the Holder harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor or such account debtor or obligor or its successors.

6.06 Governing Law

This Agreement shall be governed by, and construed and interpreted in accordance with the law of the State of New York.

6.07 Section Headings

The section headings herein are intended for convenience only and shall be ignored in construing this Agreement.

6.08 Entire Agreement

All understandings and agreements heretofore made or exchanged between the Debtor and the Holder with respect to the subject matter hereof are merged into this Agreement, which fully, completely, and integrally expresses the understanding of the Debtor and the Holder concerning the subject matter hereof.

6.09 Severability

If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or enforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

6.10 WAIVER OF TRIAL BY JURY

THE DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATED TO THIS AGREEMENT.

6.11 NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, THE HOLDER ACKNOWLEDGES THAT ALL RIGHTS, INTERESTS AND REMEDIES ARE SUBORDINATE TO GE CAPITAL AS FURTHER PROVIDED IN THE SUBORDINATION AGREEMENT.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE DEBTOR SIGA TECHNOLOGIES, INC.
By: /s/ Thomas Konatich
Thomas Konatich Chief Financial Officer

THE HOLDER: PHARMATHENE, INC.
By: /s/ David P. Wright
David P. Wright, President and Chief Executive Officer